EXHIBIT 99.1

RenovaCare Launches R&D Innovation Center (Berlin) for Organ & Tissue Regeneration

ROSELAND, N.J., July 01, 2020 (GLOBE NEWSWIRE) -- RenovaCare, Inc. (Symbol: RCAR; www.renovacareinc.com) today announced the official launch of its new RenovaCare R&D Innovation Center in Berlin, Germany, where the Company’s patented technologies for isolating and spraying self-donated stem cells to regenerate tissues and organs have been under development alongside new product initiatives. Important programs at the Center include preclinical support to RenovaCare regulatory submissions for its flagship SkinGun™, which delivers a proprietary gentle CellMist™ spray of a patient’s own skin cells on to burns and wounds.

“Our investment in the RenovaCare R&D Innovation Center helps build shareholder value by strengthening our pre-clinical work for regulatory submissions, and positioning us to invent, patent, and clinically translate next-generation biomedical technologies and devices for meeting unmet medical needs, and commercialization,” said Mr. Alan L. Rubino, CEO & President of RenovaCare, Inc.

The Innovation Center is the result of a new multi-year collaboration agreement with StemCell Systems GmbH, the Company’s long-standing strategic partner since 2014, and inventors and developers of the patented RenovaCare SkinGun™ and proprietary triple-enzyme cell isolation, CellMist™. From inception, this successful relationship with StemCell Systems has proven a resource-efficient, contemporary approach to maximizing RenovaCare research and development dollars.

“I’m proud of our new Innovation Center, which is staffed by the highly talented team who pioneered our SkinGun™ technology from its invention to prototype, to spraying the first human patients with their own cells to heal burns. The group’s team cohesion spans over a decade, bringing valuable technical continuity to the development of our biomedical technologies, devices, and products,” explained Mr. Rubino.

The new Innovation Center houses dedicated RenovaCare cell biology laboratories; additional engineering, fabrication, prototyping and performance testing facilities; and product design studios for medical devices and biomedical products. Experienced contract bioengineers, cell biologists, and support staff work under the direction of a team of MD-PhDs who are experts in regenerative medicine, new product development, and clinical translation.

The RenovaCare R&D Innovation Center will be led by Mr. Thomas Bold, an inventor of several RenovaCare technologies and long-serving Advisor to the Company. Notably, Mr. Bold served as President and CEO of RenovaCare from 2013 to 2018, and previously was President at StemCell Systems, home of the new Innovation Center.

Mr. Bold will interface with RenovaCare management, including Dr. Robin Robinson, Chief Scientific Officer and Dr. Roger Esteban-Vives, VP Research & Product Development.

“Today’s launch of our Innovation Center marks the culmination of a longitudinal strategic relationship with our development partner in Germany, which, over many years has delivered exceptional product development, engineering, patenting, and regulatory-support capabilities, while allowing us to effectively and efficiently manage valuable research dollars. Importantly, we’ve now strengthened this highly experienced technical team with seasoned management to elevate RenovaCare to its exciting next stage of development,” explained RenovaCare Chief Operating Officer and inventor, Mr. Jay S. Bhogal.

Mr. Bhogal, a serial entrepreneur, who is exiting his position as Chief Operating Officer to assume an executive leadership at a technology venture he’s supported since 2008, will continue to serve as an Advisor to the Company in support of new product development at the RenovaCare R&D Innovation Center, and will advise on matters related to intellectual property.

“This is an area that Jay knows very well. He’s worked with the SkinGun™ since 2013 and with RenovaCare in numerous capacities since our inception,” Mr. Rubino continued.

“From the beginning, Mr. Bhogal worked diligently to execute on a vision that has set RenovaCare for this phase of our growth. His many contributions over the years have been fundamental to driving product innovation, strategically building a strong patent portfolio, raising capital, and attracting world-class talent.”

“I look forward to his ongoing contributions and sound input as a valued advisor at RenovaCare and wish him continued success,” concluded Mr. Rubino.

RenovaCare products are currently in development. They are not available for sale in the United States. There is no assurance that the Company’s planned or filed submissions to the U.S. Food and Drug Administration will be accepted or cleared by the FDA.

About RenovaCare

RenovaCare, Inc. is developing first-of-its-kind autologous (self-donated) stem cell therapies for the regeneration of human organs. Its initial product under development targets the body’s largest organ, the skin. The company’s flagship technology, the CellMist™ System, uses its patented SkinGun™ to spray a liquid suspension of a patient’s stem cells – the CellMist™ Solution – onto wounds.

RenovaCare is developing its CellMist™ System as a promising new alternative for patients suffering from burns, chronic and acute wounds, and scars. In the US alone, this $45 billion market is greater than the spending on high-blood pressure management, cholesterol treatments, and back pain therapeutics.

To date, over 70 patients with various types of second-degree burns have been treated on an experimental basis utilizing the technology underlying the Company’s SkinGun™, which RenovaCare is developing as a potential alternative to skin grafting and other treatment options, such as in-vitro cultured epithelial grafts that require a specialized and expensive external laboratory.

Sprayed with a gentle mist of their own skin cells, many of these patients left the hospital within days, avoiding generally painful skin graft surgeries and potentially lengthy hospitalization. Clinical outcomes of early experimental treatments have been peer-reviewed and published in several medical journals, including Burns and Annals of Plastic Surgery.

Patients who undergo skin grafting, today’s default treatment of care, can remain hospitalized for weeks and even months, and often endure painful and costly surgeries and prolonged physical therapy. Some of these patients may also suffer from the psychological effects of disfigurement caused by permanent scarring and often cope with the ongoing use of pain medications and protracted joint mobility issues.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although RenovaCare, Inc. (the “Company”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to: the timing and success of clinical and preclinical studies of product candidates, the potential timing and success of the Company’s product programs through their individual product development and regulatory approval processes, adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, obsolescence of the Company’s technologies, technical problems with the Company’s research, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company’s operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company’s ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, and other risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that the Company will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company’s most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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